EXHIBIT 99.1

Escalade Reports Fourth Quarter and Full Year 2022 Results

EVANSVILLE, IN, February 22, 2023 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced fourth quarter and full year results for 2022.

FOURTH QUARTER 2022

(As compared to the fourth quarter 2021)

●	Net Sales decreased 1.8% to $72.1 million
●	Organic sales, excluding acquisition contributions, declined 14.4%
●	Gross margin increased 19 basis points, to 22.4%
●	Operating income decreased 23.8% to $4.9 million
●	Net income of $2.7 million, or $0.20 per diluted share vs. $4.9 million, or $0.36 per share for Q4 2021
●	EBITDA decreased 21.5% to $5.8 million
●	Announced $0.15 per share cash dividend to shareholders of record on March 13, 2023

FULL YEAR 2022

(As compared to full year 2021)

●	Net Sales were up to prior year at $313.8 million
●	Organic sales, excluding acquisition contributions, declined 9.8%
●	Gross margin declined 112 basis points, to 23.5%
●	Operating income decreased 17.5% to $26.3 million
●	Net income of $18.0 million, or $1.31 per diluted share vs. $24.4 million, or $1.76 per diluted share for 2021
●	EBITDA decreased 12.0% to $32.5 million

For the three months ended December 31, 2022, Escalade reported net income of $2.7 million, or $0.20 per diluted share.

Sales declined due to softening consumer demand and excess inventories in the retail channel. During the fourth quarter, increases in indoor games and pickleball sales, together with contribution from the Brunswick Billiards® acquisition completed January 21, 2022 were more than offset by lower sales in outdoor categories including archery, basketball, games, water sports, and playground.

The Company reported fourth quarter gross margin of 22.4%, an increase of 19 basis points when compared with the prior-year period, despite increased logistics expenses primarily associated with ongoing inventory handling and storage.

Selling, general, and administrative expense as percentage of net sales increased to 15.0% in the fourth quarter 2022, versus 12.9% in the prior-year period, due to the addition of Brunswick Billiards.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) declined 21.5% to $5.8 million in the fourth quarter 2022, versus $7.3 million in the prior-year period. Full-year 2022 EBITDA decreased 12.0% to $32.5 million, versus $36.9 million in 2021.

As of December 31, 2022, the Company had total cash and equivalents of $4.0 million, together with $35.0 million of availability on its senior secured revolving credit facility maturing in 2027. At the end of the fourth quarter 2022, net debt (total debt less cash) was 2.8x trailing twelve-month EBITDA.

Escalade announced a quarterly dividend of $0.15 per share to be paid to all shareholders of record on March 13, 2023 and disbursed on March 20, 2023.

Effective January 1, 2023, Escalade transitioned to a conventional twelve-month reporting calendar. The fourth quarter 2022 ended on December 31, 2022. Please see the accompanying table in our footnotes for a comparison of the days in each quarter for 2022 and 2023.

MANAGEMENT COMMENTARY

“During the full-year 2022, we continued to build leading market positions within key indoor and outdoor recreational categories, while navigating supply chain disruptions and a return to more normalized demand conditions,” stated Walter P. Glazer, Jr., President and CEO of Escalade. “While inventory in the system remained elevated and consumer demand softened into year-end, we maintained our price discipline, underscoring the resiliency of our brands and the loyalty of our customers.”

“Fourth quarter sales declined year-over-year due to softness in most outdoor categories, including archery, partially offset by continued strength in pickleball, table tennis, indoor games and billiards,” continued Glazer. “We delivered year-over-year growth in gross margin during the fourth quarter, despite a seasonally promotional environment. We also successfully completed the integration of Brunswick Billiards, which was accretive to our full-year earnings per share, consistent with our expectations for this acquisition.

“We expect conditions in the first half of 2023 to be challenging as we work through high-cost inventory, manage through continued excess inventory levels in the channel, respond to a cautionary outlook from retailers and adjust to softer consumer demand. The first quarter 2023 will be a particularly difficult comparison as we go up against an unusually strong prior-year period. As we noted last year, our first quarter 2022 benefited from favorable mix and sales pulled forward from the second quarter 2022,” stated Glazer.

“As expected, inventory levels began to recede during the fourth quarter due to planned reductions of inbound product flow, anticipated seasonal demand and select promotional activities,” continued Glazer. “We reduced our total inventory by over $13 million sequentially in the fourth quarter, which enabled us to repay nearly $12 million in outstanding debt. We expect to further reduce inventory by year-end 2023, resulting in improved cash conversion.”

“Given expectations for a continued challenging economic environment, including a general softening in consumer demand, we’ve stayed focused on prudent capital allocation, while further reducing controllable expenses and improving our asset utilization. As a result, we made the decision to close our manufacturing facilities in Rosarito, Mexico. While we expect some near term costs related to the closure of the facility, we believe this strategic action will drive improved organizational efficiency,” continued Glazer.

“In 2023, we intend to use our cash flow primarily for debt reduction, consistent with our long-term target of a net leverage ratio in a range of 1.5x - 2.5x, while supporting investment in new product development. During the first quarter, we are launching patented, innovative paddle technology to further support our market leadership in the fast-growing pickleball category; a suite of American Cornhole League (ACL) licensed products; together with accessory and ancillary products in other leading categories. We are also building a market-leading billiards and game room platform through the combination of our Brunswick Billiards, American Heritage, and Cue & Case brands.”

“Looking ahead, we see opportunities for market share gains within our categories in the year ahead, yet remain equally focused on maintaining a lean, efficient cost structure supportive of our margin and profitability targets given the increasing economic headwinds facing consumers as they return to more normal post-pandemic buying patterns,” continued Glazer. “As Escalade completes the celebration of its 100-year anniversary, we are grateful for the ongoing support of our customers, employees, and investors, and remain steadfast in our focus on delivering exceptional, memorable consumer experiences that build brand loyalty, while driving long-term value creation for our shareholders. I would particularly like to thank our talented employees who responded to the many challenges we faced in 2022.”

CONFERENCE CALL

A conference call will be held Wednesday, February 22, 2023, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	877-407-0792
International Live:	201-689-8263

To listen to a replay of the teleconference, which subsequently will be available through March 8, 2023:

Domestic Replay:	844-512-2921
International Replay:	412-317-6671
Conference ID:	13735952

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE, INC

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Brunswick Billiards®; STIGA® table tennis; Accudart®; RAVE Sports® water recreation; Victory Tailgate® custom games; Onix® pickleball; Goalrilla™ basketball; Lifeline® fitness; Woodplay® playsets; and Bear® Archery. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Twelve Months Ended
All Amounts in Thousands Except Per Share Data	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021

Net sales	$72,136	$73,444	$313,757	$313,612

Costs and Expenses
Cost of products sold	55,971	57,127	240,118	236,482
Selling, administrative and general expenses	10,790	9,479	44,765	43,367
Amortization	492	429	2,559	1,867

Operating Income	4,883	6,409	26,315	31,896

Other Income (Expense)
Interest expense	(1,318)	(475)	(3,780)	(1,510)
Other income (expense)	29	39	79	163

Income Before Income Taxes	3,594	5,973	22,614	30,549

Provision for Income Taxes	890	1,102	4,625	6,144

Net Income	$2,704	$4,871	$17,989	$24,405

Earnings Per Share Data:
Basic earnings per share	$0.20	$0.36	$1.33	$1.78
Diluted earnings per share	$0.20	$0.36	$1.31	$1.76

Dividends declared	$0.15	$0.14	$0.60	$0.56

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	December 31, 2022	December 25, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$3,967	$4,374
Receivables, less allowances of $492 and $457; respectively	57,419	65,991
Inventories	121,870	92,382
Prepaid expenses	4,942	7,569
Prepaid income tax	--	739
TOTAL CURRENT ASSETS	188,198	171,055

Property, plant and equipment, net	24,751	24,936
Assets held for sale	2,823	--
Operating lease right-of-use assets	9,100	2,210
Intangible assets	31,120	20,778
Goodwill	42,326	32,695
Other assets	400	124
TOTAL ASSETS	$298,718	$251,798

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,143	$7,143
Trade accounts payable	9,414	15,847
Accrued liabilities	21,320	24,385
Income tax payable	71	--
Current operating lease liabilities	993	818
TOTAL CURRENT LIABILITIES	38,941	48,193

Long-term debt	87,738	50,396
Deferred income tax liability	4,516	4,759
Operating lease liabilities	8,641	1,387
Other liabilities	407	448
TOTAL LIABILITIES	140,243	105,183

Commitments and contingencies	--	--

Stockholders' equity:
Preferred stock
Authorized: 1,000,000 shares, no par value, none issued
Common stock
Authorized: 30,000,000 shares, no par value
Issued and outstanding: 2022 —13,594,407 shares, 2021 —13,493,332 shares	13,594	13,493
Retained earnings	144,881	133,122
TOTAL STOCKHOLDERS’ EQUITY	158,475	146,615
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$298,718	$251,798

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
All Amounts in Thousands	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021

Net Income (GAAP)	$2,704	$4,871	$17,989	$24,405

Interest expense	1,318	475	3,780	1,510
Income tax expense	890	1,102	4,625	6,144
Depreciation and amortization	856	900	6,063	4,835

EBITDA (Non-GAAP)	$5,768	$7,348	$32,457	$36,894

Comparison of Fiscal Calendar Days for 2023 and 2022 Quarters

	2023 Days	2022 Days

First Fiscal Quarter	90	84
Second Fiscal Quarter	91	112
Third Fiscal Quarter	92	84
Fourth Fiscal Quarter	92	91
Total Days	365	371